Exhibit T3B.48

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF CW JOINT VENTURE, LLC

This First Amendment to the First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC (“First Amendment”), dated as of November 15, 2007 is entered into by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”), ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair GP; and together with CBL LP; collectively, “CBL”), and WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“Westfield”).

WHEREAS, CBL and Westfield entered into a First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC, dated as of October 16,2007 (the “Agreement”);

WHEREAS, CBL and Westfield desire to amend the Agreement on the terms set forth herein.

Each capitalized term used herein, unless otherwise noted, shall have the meaning ascribed to it in the First Amended and Restated Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The above recitals are a material part of this First Amendment and hereby are incorporated herein by this reference as if set forth at length herein.

2.           Exhibit B attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit B attached hereto and made a part hereof.

3.           Exhibit C attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit C attached hereto and made a part hereof.

4.           Except as expressly modified herein, all terms and conditions set forth in the Agreement remain unchanged and in full force and effect. Any conflict between the Agreement and this First Amendment shall resolve in favor of this First Amendment,

5.            This First Amendment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this First Amendment as of the date first above written.

COMMON MEMBERS:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a
Delaware limited partnership

____________ Legal	By:	CBL Holdings 1, Inc., its general partner

By:
Name: VICTORIA S. BERGHEL
Title: Sr. Vice President and General Counsel

____________ Legal	ST. CLAIR SQUARE GP, INC., an
Illinois corporation

By:
Name: VICTORIA S. BERGHEL
Title: Sr. Vice President and General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PREFERRED MEMBER:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a
Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
		Name:	Elizabeth Westman
		Title:	Senior Vice President & Assistant Secretary

Exhibit B

Westfield Projects

Project Name	% Equity Interests in Related Project Level Entity being contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
Mid Rivers Mall and Adjacent Parcels	100%	The shopping center located in St. Peters, Missouri commonly known as “Westfield Mid Rivers” and certain parcels of land located adjacent thereto, the fee title to which was owned by Mid Rivers Mall LLC, a Delaware limited liability company; Mid Rivers Land LLC, a Delaware limited liability company; and Mid Rivers Land LLC II, a Delaware limited liability company, as applicable	$185,307,583.00	$78,748,074.04	$105,621,484.17[1]	TBD	TBD

1.Includes a negative proration adjustment equal to $938,024.79.

1

Project Name	% Equity Interests in Related Project Level Entity being contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
South County Mall Project	100%	The shopping center located in St. Louis, Missouri commonly known as “Westfield South County”, the fee title to which was owned by South County Shoppingtown LLC, a Delaware limited liability company	$186,684,183.00	$80,754,762.77	$103,234,811.12[2]	TBD	TBD

1.Includes a negative proration adjustment equal to $2,694,609,11.

2

Project Name	% Equity Interests in Related Project Level Entity being contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
West County Mall Project	100%	The shopping center located in Des Peres, Missouri commonly known as “Westfield West County”, the fee title to which was owned by West County Shoppingtown LLC, a Delaware limited liability company	$357,983,567.00	$158,679,650.34	$195,256,439.89[3]	TBD	TBD
L&T Project	100%	A parcel of real property adjacent to the West County Mall Project upon which a former Lord & Taylor department store is located, the fee title to which was owned by West County Center LLC	$12,000,000	$0	$12,000,000	TBD	TBD
Total:	100%	N/A	$741,975,333,00	$318,182,487.15	$416,112,735.18	TBD	TBD

1.Includes a negative proration adjustment equal to $4,040,476.77.

3

Exhibit C

Units

Member	Types of Unit	Preliminary Number of Units	Section 3.1(b) Unit Adjustment	Adjusted Number of Units	% of Total Units of Such Type
CD LP	Common	538,724	N/A	N/A	99.72%
St. Clair GP	Common	1,517	N/A	N/A	0.28%
Westfield	Preferred	416,112	N/A	N/A	100%

4

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF CW JOINT VENTURE, LLC

This Second Amendment to the First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC (“Second Amendment”), dated as of April 2, 2008, is entered into by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”), ST. CLAIR SQUARE GP, INC an Illinois corporation (“St. Clair GP; and together with CBL LP; collectively, “CBL”), and WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“Westfield”).

WHEREAS, CW Joint Venture, LLC (the “Company”) was formed under the Act pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware on July 17, 2007 (the “Certificate” );

WHEREAS, CBL and Westfield entered into that certain First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC dated as of October 16, 2007, and that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC dated as of November 15, 2007 (collectively, the “Agreement”);

WHEREAS, by Assignment and Assumption of Contributed Interests from CBL to the Company dated as of the date hereof, CBL is contributing additional real property to the Company in exchange for additional Common Units of the Company pursuant to Section 3.2(a)(ii) of the Agreement; and

WHEREAS, CBL, and Westfield desire to amend the Agreement on the terms set forth herein.

Each capitalized term used herein, unless otherwise noted, shall have the meaning ascribed to it in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The above recitals are a material part of this Second Amendment and hereby are incorporated herein by this reference as if set forth at length herein.

2.           Exhibit A attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto and made a part hereof.

3.           Exhibit C attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit C attached hereto and made a part hereof

4.            The definition of “Preferred Equity Return” contained in Section 1.1 of the Agreement is hereby amended by deleting the phrase “360-day year” therefrom and replacing such phrase in each instance with the phrase “365-day year”.

5           The parties hereto acknowledge the compliance by CBL with the provisions of Section 3.2(a)(ii) of the Agreement. Terms set forth in initial capital letters and not defined herein shall have the meanings ascribed to such terms as set forth in the Agreement Except as expressly modified herein, all terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. Any conflict between the Agreement and this Second Amendment shall be resolved in favor of this Second Amendment.

6.           This Second Amendment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Second Amendment as of the date first above written.

COMMON MEMBERS:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a
Delaware limited partnership

By:	CBL Holdings 1, Inc., its general partner			____________ Legal

By:
		Name:	JOHN N. FOY
		Title:	Vice Chairman of the Board
and Chief Financial Officer

ST. CLAIR SQUARE GP, INC.,
an Illinois corporation				____________ Legal

By:
		Name:	JOHN N. FOY
		Title:	Vice Chairman of the Board
and Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PREFERRED MEMBER:

WESTFIELD AMERICA LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC,
its general partner

By:
		Name:	Elizabeth P. Satterthwaite
		Title:	Senior Vice President and Assistant Secretary

Exhibit A

CBL Projects

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Chapel Hill Mall Project	100%	The shopping center located in Akron, Ohio commonly known as “Chapel Hill Mall”, the fee title to which is owned by CHM/Akron, LLC, a Delaware limited liability company	$109,917,000	$75,912,000	$34,005,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Chapel Hill Suburban/Crossing	100%	The shopping center located in Akron, Ohio commonly known as “Chapel Hill Suburban” or “Chapel Hill Crossing”, the fee title to which is owned by C.H. of Akron II, LLC, a Delaware limited liability company	$4,367,000	$0	$4,367,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Greenbrier Mall Project	100%	The shopping center located in Chesapeake, Virginia commonly known as “Greenbrier Mall”, the fee title to which is owned by Greenbrier Mall II, LLC, a Delaware limited liability company	$151,333,000	$83,755,000	$67,578,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Mall of Acadiana Project	100%	The shopping center located in Lafayette, Louisiana commonly known as “Mall of Acadiana”, the fee title to which is owned by Acadiana Mall CMBS, LLC, a Delaware limited liability company	$197,167,000	$ 149,431,000	$47,736,000
Park Plaza Mall Project	100%	The shopping center located in Little Rock, Arkansas commonly known as “Park Plaza Mall”, the fee title to which is owned by CBL/Park Plaza Mall, LLC, a Delaware limited Liability company	$ 152,700,000	$39,962,000	$ 112,738,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Shoppes at St. Clair Project	100%	The shopping center located in Fairview Heights. Illinois commonly known as “Shoppes at St. Clair”, the fee title to which is owned by Shoppes St. Clair CMBS, LLC, a Delaware limited liability company	$30,783,000	$22,355,000	$8,428,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
St. Clair Square Project	100%	The shopping center located in Fairview Heights, Illinois commonly known as “St. Clair Square”, the fee title (as to Parcel 1) and leasehold title (as to Parcels 1A and 2) of which is owned by St. Clair Square Limited Partnership, an Illinois limited partnership	$213.850,000	$62,146,000	$151,704,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Westmoreland Mall Project	100%	The shopping center located in Hempfield, Pennsylvania commonly known as “Westmoreland Mall”, the fee title to which is owned by CBL/Westmoreland, L.P., a Pennsylvania limited partnership	$190,117,000	$76,431,000	$113,686,000

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Capital Account Allocation
Chesterfield Mall Project	100%	The shopping center located in Chesterfield, Missouri commonly known as “Chesterfield Mall”, the fee title to which is owned by Chesterfield Mall, LLC, a Delaware limited liability company	$301,789,733	$140,000,000	$161.789.733
Cash	100%	N/A	$0	$0	$0
Total:	100%	N/A	$1,352,023,733	$649,992,000	$702,031,733

Exhibit C

Units

Member	Type of Unit	Preliminary Number of Units	Section 3.1(b) Unit Adjustment	Adjusted Number of Units	% of Total Units of Such Type
CBLP	Common	700,515	N/A	N/A	99.78%
St. Clair GP	Common	1,517	N/A	N/A	0.22%
Westfield	Preferred	416,112	N/A	N/A	100%

EXECUTION VERSION

THIRD AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF CW JOINT VENTURE, LLC

This Third Amendment to the First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC (“Third Amendment”) dated as of February 25, 2010, is entered into by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”) ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair GP”), ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership (“Arbor Place” and together with CBL LP and St. Clair GP, collectively: “CBL”), and WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“Westfield”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth herein or in Schedule 1 attached hereto.

RECITALS

WHEREAS, CBL LP, St. Clair GP and Westfield entered into a First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC (the “JV”), dated as of October 16, 2007 (the “Original Agreement”);

WHEREAS, the parties thereto entered into a First Amendment to the Original Agreement, dated as of November 15, 2007 (the “First Amendment”);

WHEREAS, the parties thereto entered into a Second Amendment to the Original Agreement, dated as of April 2, 2008 (the “Second Amendment”, and together with the First Amendment and the Original Agreement, as so amended, being referred to herein as the “Agreement”)

WHEREAS, on February 25, 2010, CBL LP, Arbor Place, the JV and Westfield entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which Arbor Place is to contribute the Contributed Interests (as defined in the Contribution Agreement) to the JV and become a Common Member in the JV, such contribution to be deemed a voluntary additional capital contribution by CBL in accordance with Section 3.2(a)(iii) of the Agreement;

WHEREAS, Arbor Place will, at or prior to the closing under the Contribution Agreement, contribute to the JV an amount of $25,326, 800 in cash in exchange for additional Common Units in the Company (the “CBL Cash Contribution”); and

WHEREAS, the parties hereto desire to amend the Agreement on the terms set forth herein, such amendment to take effect upon the consummation of the transactions contemplated in the Contribution Agreement and the admission of Arbor Place as a Common Member in the JV.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agreed as follows:

1.     The above recitals are a material part of this Third Amendment and hereby are incorporated herein by this reference as if set forth at length herein.

1

EXECUTION VERSION

2.     Exhibit A attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto and made a part hereof.

3.     Exhibit C attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit C attached hereto and made a part hereof. Exhibit D attached hereto reflects (i) CBL’s and Westfield’s best estimate of the Projects’ Gross Asset Values (and related net asset values) for purposes of a revaluation in accordance with this Agreement and pursuant to Treasury Regulation § 1.704-l(b)(2)(iv)(f), and (ii) the restated Capital Accounts of CBL and Westfield, Nothing in Westfield’s agreement to the Gross Asset Values shall be deemed to relieve CBL of its obligation to provide Westfield with CBL’s calculation (in reasonable detail) of the Net Fair Market Value of any of such Projects, the Net Fair Market Value of the CBL Projects, the Net Fair Market Value of CBL’s Equity Interest or the Net Fair Market Value of the Company within 30 days after Westfield’s request for the determination of such items as provided in the definitions thereof, nor of its right to request an Appraisal of all or any of the Projects as at December 31, 2009 or thereafter.

4.     The definition of “CBL REIT” in Section 1.1 is replaced with the following:

“CBL REIT” means CBL & Associates Properties, Inc., a Delaware coloration.

5.     The definition of “Debt Service Coverage Ratio” in Section 1.1 is amended by adding the words “(other than Park Plaza Mall)” after the words “any one or more of the Projects”.

6.     The definition of “Fair Market Value” in Section 1.1 is amended by adding the following at the end of the first sentence:

“and provided further, that notwithstanding anything in the foregoing to the contrary, the Fair Mar ket Value of Park Plaza Mall shall not be included for the purposes of the definitions of “Net Fair Market Value”, “Net Fair Market Value of CBL’s Equity Interest”, “Net Fair Market Value of the CBL Projects” and “Net Fair Market Value of the Company.”

7.     The definition of “Indebtedness” in Section 1.1 is amended by adding the following at the end of the definition:

“provided however, that notwithstanding anything in the foregoing to the contrary, any indebtedness of PPLLC, PPLP or PPGP, including for this purpose any indebtedness of CBL LP that is guaranteed by any of such entities and/or secured by a pledge or encumbrance of Park Plaza Mall, but that does not otherwise represent an obligation of the Company and/or any Subsidiary, shall not be deemed to be “Indebtedness” for purposes of this Agreement.”

8.     The definition of “Loan-to-Value Ratio” in Section 1,1 is amended by adding the words “(other than Park Plaza Mall)” after the words “any one or more of the Projects”.

9.     The definition of “Members” in Section 1.1 is amended by adding the words”, Arbor Place Limited Partnership” after the words “, St. Clair GP”.

2

EXECUTION VERSION

10.   The following new general definitions are added to Section 1.1:

“PPGP” shall mean CBL/Park Plaza GP, LLC, an Arkansas limited liability company.

“PPLLC” shall mean CBL/Park Plaza Mall, LLC, a Delaware limited liability company.

‘‘PPLP” shall mean CBL/Park Plaza Limited Partnership, an Arkansas limited partnership.

11.   Section 4.1(a)(i) is amended by replacing the parenthetical clause in the first line with the following:

“(determined after giving effect to Section 4.20(j), and before giving effect to the other Special Allocations set forth in Section 4.2)”

12.   Section 5.3 is amended by adding the following after the first sentence thereof:

“Nothing in the preceding sentence or otherwise in this Agreement is deemed to prohibit or restrict the distribution to any of the Members of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP, any or all of which distributions is expressly permitted.”

13.   Section 6.2(b) is amended by adding the following at the end thereof:

“provided however, that the foregoing shall not be deemed to include any indebtedness of CBL LP that is guaranteed by PPLLC, PPLP or PPGP and/or secured by a pledge or encumbrance of Park Plaza Mall, but that does not otherwise represent an obligation of the Company and/or any Subsidiary.”

14.   Section 6.2(e) is amended by (i) removing the word ‘and’ immediately preceding the ‘(iii)’, and (ii) adding the following after clause (iii) thereof:

“and (iv) a distribution with respect to the Common Units of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP.”

15.   Section 6.2(k) is amended by adding the following at the end thereof:

“Notwithstanding anything in the foregoing to the contrary, for so long as any direct or indirect beneficial interest in PPLLC, PPLP or PPGP is owned by the Company, (i) a guaranty by any of such entities of the indebtedness of CBL LP and/or CBL REIT (the “Park Plaza Guaranty”) and a pledge or encumbrance of Park Plaza Mall and all rents and profits therefrom and licenses and agreements relating thereto to secure such guaranty, and/or (ii) the execution of such documentation reasonably required to accomplish a permitted distribution to any of the Members of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP, shall not require the Consent of Westfield, provided however, that any such distribution prior to February 25, 2011 shall only be permitted without the Consent of Westfield to the extent required by the lenders to CBL LP and/or CBL REIT (or the administrative agent of such lenders) that are the beneficiaries under the Park Plaza Guaranty.”

3

EXECUTION VERSION

16.   Except as expressly modified herein, all terms and conditions set forth in the Agreement remain unchanged and in full force and effect.

17.   This Third Amendment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties. This Third Amendment shall be deemed to take effect upon the occurrence of the later of the closing of (i) the contribution of the Contributed Interests to the JV in accordance with the Contribution Agreement, and (ii) the CBL Cash Contribution, and this Third Amendment shall be deemed to have been terminated without taking effect if such the later of such closings shall not have occurred by April 15, 2010.

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Third Amendment as of the date first written above written.

COMMON MEMBERS

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By: CBL Holdings I, Inc., its general partner

By:
	Name:	Farzana K. Mitchell
	Title:	Executive Vice President - Finance

ST. CLAIR SQUARE GP, INC., an Illinois Corporation

By:
	Name:	Farzana K. Mitchell
	Title:	Executive Vice President - Finance

ARBOR PLACE LIMITED PARTNERSHIP,
A Georgia limited partnership

By: Arbor Place GP, Inc., a Georgia corporation,
its general partner

By:
	Name:	Farzana K. Mitchell
	Title:	Executive Vice President - Finance

4

EXECUTION VERSION

PREFERRED MEMBER

WESTFIELD AMERICA LIMITED
PARTNERSHIP, a Delaware limited partnership

By: Westfield U.S. Holdings, LLC, its general partner

By:
Name: PETER SCHWARTZ
SENIOR EXECUTIVE VP

5

Exhibit A

CBL Projects

Project Name and Date Contributed	% Equity Interests Contributed	Location	Gross Asset Value on Contribution Date	Outstanding Principal Balance of Indebtedness Encumbering Project on Contribution Date	Capital Account Allocation on Contribution Date
Chapel Hill Mall Project October 16, 2007	100%	The shopping center located in Akron, Ohio commonly known as “Chapel Hill Mall”, the fee title to which is owned by CHM/AKRON, LLC, a Delaware limited liability company	$109,917,000	$75,912,000	$34,005,000
Chapel Hill Suburban/Crossing October 16. 2007	100%	The shopping center located in Akron, Ohio commonly known as “Chapel Hill Suburban or Chapel Hill Crossing”, the fee title to which is owned by C.H. of Akron II, LLC, a Delaware limited liability company	$4,367,000	$0	$4,367,000
Chesterfield Mall Proiect April 2, 2008	100%	The shopping center located in St. Louis (Chesterfield), MO commonly known as “Chesterfield Mall”, the fee title to which is owned by Chesterfield Mall LLC, a Delaware limited liability company	$301,789,733	$140,000,000	$161,789,733

1

Project Name and Date Contributed	% Equity Interests Contributed	Location	Gross Asset Value on Contribution Date	Outstanding Principal Balance of Indebtedness Encumbering Project on Contribution Date	Capital Account Allocation on Contribution Date
Greenbrier Mall Proiect October 16, 2007	100%	The shopping center located in Chesapeake, Virginia commonly known as “Greenbrier Mall”, the fee title to which is owned by Greenbrier Mall II, LLC, a Delaware limited liability company	$151,333,000	$83,755,000	$67,578,000
Mall of Acadiana Proiect October 16, 2007	100%	The shopping center located in Lafayette, Louisiana commonly known as “Mall of Acadiana”, the fee title to which is owned by Acadiana Mall of Delaware, LLC, a Delaware limited liability company	$197,167,000	$149,431,000	$47,736,000
Park Plaza Mall Project October 16, 2007	100%	The shopping center located in Little Rock, Arkansas commonly known as “Park Plaza Mall”, the fee title to which is owned by CBL/Park Plaza Mall, LLC, a Delaware limited liability company	$152,700,000	$39,962,000	$112,738,000

2

Project Name and Date Contributed	% Equity Interests Contributed	Location	Gross Asset Value on Contribution Date	Outstanding Principal Balance of Indebtedness Encumbering Project on Contribution Date	Capital Account Allocation on Contribution Date
Shoppes at St. Clair Project October 16, 2007	100%	The shopping center located in Fairview Heights, Illinois commonly known as “Shoppes at St. Clair”, the fee title to which is owned by Shoppes St. Claire CMBS, LLC, a Delaware limited liability company	$30,783,000	$22,355,000	$8,428,000
St. Clair Square Proiect October 16, 2007	100%	The shopping center located in Fairview Heights, Illinois commonly known as “St. Clair Square”, the fee title (as to Parcel 1) and leasehold title (as to Parcels 1A and 2) of which is owned by St. Clair Square Limited Partnership, an Illinois limited partnership	$213,850,000	$62,146,000	$151,704,000
Westmoreland Mall Project October 16, 2007	100%	The shopping center located in Hempfield, Pennsylvania commonly known as “Westmoreland Mall”, the fee title to which is owned by CBL/Westmoreland, L.P., a Pennsylvania limited partnership	$190,117,000	$76,431,000	$113,686,000
Cash	100%	N/A	N/A	N/A	N/A
Total of Prior Contributions:	100%	N/A	$1,352,023,733	$649,992,000	$702,031,733

3

Project Name	% Equity Interests of Current Contributed	Location	Gross Asset Value on Contribution Date	Outstanding Principal Balance of Indebtedness Encumbering Project on Contribution Date	Capital Account Allocation on Contribution Date
Arbor Place Mall ,2010	100%	The shopping center located in Douglasville, Georgia commonly known as “Arbor Place”, the fee title to which is owned by Arbor Place II, LLC, a Delaware limited liability company	$200,000,000	$69,110,451	$130,889,549
Totals Being Contributed:	100%	N/A	$200,000,000	$69,110,451	$130,889,549

4

Exhibit C

Units

Member	Type of Unit	Preliminary Number of Units	Section 3.1(b) Unit Adjustment	Adjusted Number of Units	% of Total Units of Such Type
CBL LP	Common	538,724	N/A	N/A	81.84%
St. Clair GP	Common	1,517	N/A	N/A	0.23%
Arbor Place	Common	118,003	N/A	N/A	17.93%
Total	Common	658,244			100.00%
Westfield	Preferred	416,112	N/A	N/A	100.00%

5

Exhibit D

Asset Values and Restated Capital Accounts

Asset Values

Property	Fair Market Value	2/28/10 Debt	Net Fair Market Value
Arbor Place	200,000,000	69,110,451	130,889,549
Acadiana	208,575,117	144,512,716	64,045,401
Chapel Hill Mall & Suburban	106,786,523	73,489,042	33,297,481
Chesterfield Mall	258,334,816	140,000,000	118,634,816
Greenbrier Mall	141,158,768	80,993,006	60,165.762
Mid Rivers Mall	199,302,720	78,748,074	120,554,646
St. Clair Square	213,278,246	72,000,000	141,278,246
Shoppes at St. Clair	34,529,537	21,622,568	12,906,969
South County Center	186,354,400	77,190,497	109,163,903
West County Center	372,272,833	151,701,238	220,571,595
West County Parcel	44,788,000	27,634,156	17,153,844
Westmoreland Mall & Crossing	165,954,128	70,960,996	94,993,132
Park Plaza*	159,895,183		159,895,183
TOTAL	2,291,530,271	1,007,979,744	1,283,550,527

* Reflects Park Plaza debt repayment

Restated Capital Accounts*

Member	Capital Account
CBL LP	$713,183,318
St. Clair GP	$2,008,262
Arbor Place II, LLP	$156,216,349
Westfield	$412,142,598
Total	$1,283,550,527

* Not including non-real estate assets or liabilities

6

FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED
LIABILITY COMPANY AGREEMENT OF CW JOINT VENTURE, LLC (the “JV”)

This Fourth Amendment to the First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC (“Fourth Amendment”), dated as of July 16, 2010, is entered into by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”), ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair GP”), ARBOR PLACE LIMITED PARTNERSHIP, a Georgia Limited partnership (“Arbor Place” and together with CBL LP and St. Clair GP, collectively, “CBL”), and WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“Westfield”).

RECITALS

WHEREAS, CBL and Westfield entered into that certain First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC, dated as of October 16, 2007 (the “Original Agreement”):

WHEREAS, the parties thereto entered into a First Amendment to the Original Agreement, dated as of November 15, 2007 (the “First Amendment”);

WHEREAS, the parties thereto entered into a Second Amendment to the Original Agreement, dated as of April 2,2008 (the “Second Amendment”);

WHEREAS, the parties thereto and Arbor Place entered a Third Amendment to the Original Agreement, dated as of February 26,2010 (the “Third Amendment” and together with the First Amendment, the Second Amendment and the Original Agreement, as so amended, being referred to herein as the “Agreement”): and

WHEREAS, the parties hereto desire to further amend the Agreement on the terms set forth herein to reflect certain additional Preferred Units issued to Westfield pursuant to Section 3.1 (c) of the Agreement and to correct certain errors in the Third Amendment with respect to the number of Common Units issued thereunder to Arbor Place.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       The above recitals are a material part of this Fourth Amendment and hereby are incorporated herein by this reference as if set forth at length herein.

2.       Each capitalized term used herein, unless otherwise noted, shall have the meaning ascribed to it in the Agreement.

3.       Pursuant to Section 3.1(c) of the Agreement, Westfield will be issued 2,464 additional Preferred Units as of March 12, 2010 on account of prorations due Westfield. The additional Preferred Units shall be entitled to receive the Preferred Equity Return from and after March 12, 2010 (with the amount of any Preferred Equity Return for the period prior to March 12, 2010 having been paid simultaneously with the execution hereof).

4.       The parties acknowledge that the correct number of Common Units issuable to Arbor Place under the Third Amendment was 118,407, representing 98,932 Common Units issuable with respect to its contribution to the JV of the Contributed Interests (as defined in the Third Amendment) and 19,475 Common Units issuable with respect to Arbor Place’s cash contribution of $25,765,666 to the JV (rather than the $25,326,800 reflected in the Third Amendment).

5.       Exhibit B attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit B attached hereto and made a part hereof.

6.       Exhibit C attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit C attached hereto and made a part hereof.

7        Except as expressly modified herein, all terms and conditions set forth in the Agreement remain unchanged and in full force and effect. Any conflict between the Agreement and this Fourth Amendment shall be resolved in favor of this Fourth Amendment.

8.        This Fourth Amendment may be signed by the parties in different counterparts and the signature pages combined create a document binding on all parties.

[Remainder of Page Intentionally Left Blank]

Signature Page to Second Amendment to the First Amended and Restated
Limited Liability Company Agreement of CW Joint Venture, LLC

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Fourth Amendment as of the date first above written.

COMMON MEMBERS:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner
By:
Name: Farzana K. Mitchell
Title: Executive Vice President - Finance

ST. CLAIR SQUARE GP, INC., an Illinois corporation

By:
	Name:	Farzana K. Mitchell
	Title:	Executive Vice President - Finance

ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

By: Arbor Place GP, Inc., a Georgia corporation, its general partner

By:
Name: Farzana K. Mitchell
Title: Executive Vice President - Finance

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Second Amendment to the First Amendment and Restated
Limited liability Company Agreement of CW Joint venture, LLC

PREFERRED MEMBER:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name: PETER SCHWARTZ
Title: SENIOR EXECUTIVE-VP

Signature Page to Second Amendment to the First Amendment and Restated
Limited liability Company Agreement of CW Joint venture, LLC

Exhibit B

Westfield Projects

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Protect	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
Mid Rivers Mall and Adiacent Parcels	100%	The shopping center located in St. Peters, Missouri commonly known as “Westfield Mid Rivers” and certain parcels of land located adjacent thereto, the fee title to which was owned by Mid Rivers Mall LLC, a Delaware limited liability company; Mid Rivers Land LLC, a Delaware limited liability company; and Mid Rivers Land LLC II, a Delaware limited liability company, as applicable	$185,307,583.00	$78,748,074.04	$105,621,484.17[1]	$1,831,920.11	$107,453,404.28

1 Includes a negative proration adjustment equal to $938,024.79.

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
South County Mall Project	100%	The shopping center located in St. Louis, Missouri commonly known as “Westfield South County”, the fee title to which was owned by South County Shoppingtown LLC, a Delaware limited liability company	$186,684,183.00	$80,754,762.77	$103,234,811.12[2]	$1,184,885.01	$104,419,696.13

2Includes a negative proration adjustment equal to $2,694,609.11.

Project Name	% Equity Interests in Related Project Level Entity being Contributed	Location	Gross Asset Value	Outstanding Principal Balance of Indebtedness Encumbering Project	Preliminary Capital Account Allocation	Capital Account Adjustment Amount	Adjusted Capital Account Allocation
West County Mall Project	100%	The shopping center located in Des Peres, Missouri commonly known as “Westfield West County”, the fee title to which was owned by West County Shoppingtown LLC, a Delaware limited liability company	$357,983,567.00	$158,679,650.34	$195,256,439.89[3]	($552,319.24)	$194,704,120.65
L&T Project	100%	A parcel of real property adjacent to the West County Mall Project upon which a former Lord & Taylor department store is located, the fee title to which was owned by West County Center LLC	$12,000,000	$0	$12,000,000	$0	$12,000,000
Total:	100%	N/A	$741,975,333.00	$318,182,487.15	$416,112,735.18	$2,464,485.88	418,577,221.06

3Includes a negative proration adjustment equal to $4,047,476.77.

Exhibit C

Units

Member	Type of Unit	Preliminary Number of Units	Section 3.1(b) Unit Adjustment	Adjusted Number of Units	% of Total Units of Such Type
CB LP	Common	538,724	N/A	N/A	81.79%
St. Clair GP	Common	1,517	N/A	N/A	0.23%
Arbor Place II, LLP	Common	118,407	N/A	N/A	17.98%
Westfield	Preferred	416,112	2,464	418,576	100%

EXECUTION COPY

FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF CW JOINT VENTURE, LLC

This Fifth Amendment (“Fifth Amendment”) to the First Amended and Restated Limited Libility Company Agreement of CW Joint Venture, LLC (the“JV”), dated as of December 3, 2012, is entered into by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”), ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair GP”), ARBOR PLACE LIMITED PARTNERSHIP, a Georgia(“Arbor Place” and together with CBL LP and St. Clair GP, collectively,“CBL”) and WESTFIELD AMERICA LIMITED PARTNERSHIP, Delaware limited partnership (“Westfield”).

RECITALS

WHEREAS, CBL and Westfield entered into that certain First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC, dated as of October 16, 2007 (the “Original Agreements”);

WHEREAS, the parties thereto entered into a First Amendment to the Original Agreement, dated as of November 15, 2007 (the “First Amendment”);

WHEREAS, the parties thereto entered into a Second Amendment to the Original Agreement, dated as of April 2, 2008 (the “Second Amendment”);

WHEREAS, the parties hereto entered a Third Amendment to the Original Agreement, dated as of February 26, 2010 (the “Third Amendment”);

WHEREAS, the parties hereto entered a Fourth Amendment to the Original Agreement, dated as of July 16, 2010 (the “Fourth Amendment”, and together with the First Amendment, the Second Amendment, the Third Amendment and the Original Agreement, as so amended, being referred to herein as the “Agreement”);

WHEREAS, the JV previously formed CBL SubREIT, Inc., a Maryland corporation (“SubREIT”), as a Subsidiary in which the JV indirectly owns all of the shares of common stock as well as certain shares of preferred stock, and the JV contributed to SubREIT all of the membership interests in West County Shoppingtown LLC, a Delaware limited liability company (“West County Property Owner”), and in West County Parcel LLC, a Delaware limited liability company (“West County Parcel Owner”, such membership interests in West County Property Owner and West County Parcel Owner being collectively referred to herein as the “West Country Interests”), and

WHEREAS, parties hereto desire to further amend the Agreement on the terms set forth herein to reflect the contribution by SubRBIT of the West County Interests to CBL/T-C LLC, a Delaware limited liability company (the “CBL/TIAA JV”), in exchange for membership interests issued to SubREIT in CBL/TIAA JV, pursuant to the West County Interests Contribution Agreement and the CBL/TIAA JV Agreement (as hereinafter defined).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follow;

1.         The above recitals are a material part of this Fifth Amendment and hereby are incorporated herein by this reference as if set forth at length herein.

2.           Each capitalized term used herein, unless otherwise noted, shall have the meaning ascribed to it in the Agreement.

3.           The first sentence of the definition of “CBL Projects” in Section 1.1 is replaced with the following:

““CBL Projects” means (a) those Projects listed on Exhibit A, (i) that CBL has contributed (or caused to be contributed) to the Company, through a contribution of 100% of the equity interests in each Project Level Entity that owns each Project and (ii) that are owned by CBL/TIAA JV (but expressly excluding the West County Interests, which shall remain a Westfield Project) or (b) any additional Projects which are, after the date hereof, directly or indirectly (i) contributed by CBL to the Company; (ii) acquired in whole or in part by the Company through substitution or exchange for any CBL Projects; or (iii) purchased with the proceeds of sales of any CBL Projects or with the proceeds of any Company secured or unsecured financing.”

4.           The definition of “Debt Service Coverage Ratio” in Section 1.1 is amended by striking the words “(other than Park Plaza Mall)”.

5.           The definition of “Fair Market Value” in Section 1.1 is amended by striding the following at the end of the first sentence:

“and provided further, that notwithstanding anything in the foregoing to the contrary, the Fair Market Value of Park Plaza Mall shall not be included for the purposes of the definitions of “Net Fair Market Value”, “Net Fair Market Value of CBL’s Equity Interest” Net Fair Market Value of the CBL Projects” and “Net Fair Market Value of the Company.”

6.           The definition of “Indebtedness” in Section 1.1 is amended by striking the following at the end of the definition:

“provided however, that notwithstanding anything in the foregoing to the contrary, any indebtedness of PPLLC, PPLP or PPGP, including for this purpose any indebtedness of CBL LP that is guaranteed by any of such entities and/or secured by a pledge or encumbrance of Park Plaza Mall, but that does not otherwise represent an obligation of the Company and/or any Subsidiary, shall not be deemed to be “Indebtedness” for purposes of this Agreement.”

7.              The definition of “Loan-to-Value Ratio” in Section 1.1 is amended by striking the words “(other than Park Plaza Mall)” after the words “any one or more of the Projects”.

8.            The definition of “Redemption Amount” in Section 1.1 is replaced with the following:

“Redemption Amount” means an amount equal to Westfield’s Capital Account, as determined pursuant to Section 4.2(h), provided however, that such amount shall be deemed reduced by the amount of $10 million in the event (i) the Company shall make a Company Redemption Offer for all cash pursuant to Section 9.5(c) on or before August 1, 2013, (ii) Westfield does not reject such Company Redemption Offer in accordance with Section 9.5(c), and (iii) the Redemption Closing shall occur on or before September 30, 2013.

9.            The definition of “Substantial Subsidiary” in Section 1.1 is amended by adding the following words at the end of the definition:

“Notwithstanding anything to the contrary in the foregoing, CBL/TIAA JV, and any entity in which CBL/TIAA JV has any direct or indirect ownership interest shall not be deemed a Substantial Subsidiary except that any such entity in which CBL/TIAA JV has any direct or indirect ownership interest and which owns a direct or indirect ownership interest in West County or in any other Westfield Project shall be deemed a Substantial Subsidiary”

10.         The following definitions are deleted from Section 1.1; “PPGP”, “PPLLC” and “PPLP”.

11.         The following new definitions are added to Section 1.1:

“CBL/TIAA JV Agreement” means the Limited Liability Company Agreement of CBL/T-C, LLC, by and among SubRElT, the Galleria Associates, LP, a Tennessee limited partnership Oak Park Holding I, LLC, a Kansas limited liability company, and T-C Midwest Retail LLC, a Delaware limited liability company in the form contained in Exhibit E.

“Mid Rivers Property” means, collectively, the shopping center located in St. Peters, Missouri and commonly known as “Westfield Mid Rivers” and certain parcels of land located adjacent thereto.

“OakPark Purchase and Sale Agreement” means the Purchase and Sale Agreement among Oak Park Holding II LLC, as seller, and CBL/TIAA JV as purchaser, and T-C Midwest Retail LLC, dated as of May 9, 2011.

“Pearland Operating Companies” means, collectively, Pearland Town Center Limited Partnership and Pearland Town Center GP, LLC.

“Pearland Property” means Pearland Tom Center in Pearland Texas.

“Pearland Purchase and Sale Agreement” means the Purchase and Sale Agreement among CBL LP, as seller, and CBL/TIAA JV as purchaser, and T-C Midwest Retail LLC, dated as of May 9, 2011.

“T-C Member” means T-C Midwest Retail LLC, a Delaware limited liability company, together with any permitted transferee of its units in CBL/TIAA JV.

“West County Interests Contribution Agreement” means the Contribution Agreement among SubREIT, The Galleria Associates, LP and Oak Park Holding I, LLC, as contributors of property interests, and T-C Midwest Retail LLC, as contributor of cash, and CBL/TIAA JV, as transferee, dated as of May 9, 2011.

12.         Section 5.3 is amended by striking the following sentence thereof:

“Nothing in the preceding sentence or otherwise in this Agreement is deemed to prohibit or restrict the distribution to any of the Members of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP, any or all of which distributions is expressly permitted.”

13.         Section 6.2(b) is replaced by the following:

“(b) any guaranty or indemnity by the Company or any Subsidiary of the obligations of any Person that is not directly or indirectly wholly-owned by the Company or such Subsidiary, other than (i) guarantees or indemnities by CBL/TIAA JV of CBL and its affiliates as provided in the CBL/TIAA JV Agreement, or (ii) a guarantee by SubREIT jointly and severally with the guarantee by the other members of CBL/TIAA JV (other than T-C Member), of the financing of the Pearland Property of the Pearland Operating Companies.”

14.         Section 6.2(e) is amended by (i) adding the word ‘and’ immediately preceding the ‘(iii)’, and (ii) striking the following after clause (iii) thereof:

“and (iv) a distribution with respect to the Common Units of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP.”

15.          Section 6.2(k) is amended by striking the following:

“Notwithstanding anything in the foregoing to the contrary, for so long as any direct or indirect beneficial interest in PPLLC, PPLP or PPGP is owned by the Company, (i) a guaranty by any of such entities of the indebtedness of CBL LP and/or CBL REIT (the “Park Plaza Guaranty”) and a pledge or encumbrance of Park Plaza Mall and all rents and profits there from and licenses and agreements relating thereto to secure such guaranty, and/or (ii) the execution of such documentation reasonably required to accomplish a permitted distribution to any of the Members of all or a portion of the membership interests in PPLLC or PPGP, or of all or a portion of the partnership interests in PPLP, shall not require the Consent of Westfield, provided however, that any such distribution prior to February 25, 2011 shall only be permitted without the Consent of Westfield to the extent required by the lenders to CBL LP and/or CBL REIT (or the administrative agent of such lenders) that are the beneficiaries under the Park Plaza Guaranty.”

16.         Section 6.2(k) is further amended by adding the following at the end of the paragraph:

“The Agreements in the forms appealing in Exhibit C to the CBL/TIAA JV Agreement shall be deemed to comply with provisions of clauses (x) and (y) hereof.”

17.         Section 6.2(p) is replaced with the following:

“(p) the transfer of any equity interest in, or admission of any new additional or successor member, partner or other equityhclder to, any Subsidiary which directly or indirectly owns any Westfield Project (other than transfers of membership interests in CBL/TIAA JV by T-C Midwest Retail LLC, expressly permitted without member approval pursuant to the provisions of the CBL/TIAA JV Agreement), except that such transfer or admission shall not require Westfield’s approval if (x) such Subsidiary indirectly owns any Westfield Project so long as (i) such transferee or new additional or successor member, partner or other equity holder (and at least 90% of its direct and indirect holders) is a United States person for purposes of united states federal income tax purposes, (ii) such Subsidiary continues to be directly or indirectly controlled by CBL LP, and (iii) Westfield would not suffer Materially Adverse Tax Consequences or any other material adverse effect as a result of such admission, or (y) such Subsidiary directly owns any Westfield Project so long as (i) such Subsidiary continues to be directly or indirectly controlled by CBL LP, and (ii) Westfield would not suffer Materially Adverse Tax Consequences or any other material adverse effect as a result of such admission.

18.         Section 9.5(a) is amended by replacing the words “amount of Westfield’s Capital Account, as determined pursuant to Section 42(h) (the “Redemption Amount”)” with the words “the Redemption Amount”.

19.         Exhibit A attached to the Agreement is hereby supplemented by adding the properties owned by the CBL/TIAA IV and listed on Exhibit A attached hereto and made a part hereof

20.         By its execution hereof, Westfield hereby confirms that it has consented to (i) the execution by SubREIT of the CBL/TIAA Contribution Agreement, (ii) the contribution by SubREIT of the West Country Interests to CBL/TIAA JV pursuant to the terms of the

CBL/TIAA Contribution Agreement, and (iii) the execution by SubREIT of the CBL/TIAA JV Agreement, dated as of October 6, 2011, and SubREIT becoming a member of CBL/TIAA JV pursuant to the terms thereof, provided however, that nothing in the foregoing or otherwise in this Fifth Amendment shall be deemed a “consent” by Westfield within the meaning of Section 1(f)(C)(y) of the Tax Protection Agreement, dated as of October 16, 2007, by and among CBL LP, the JV and Westfield.

21.         Except as expressly modified herein, all terms and conditions set forth in the Agreement remain unchanged and in full froes and effect. Any conflict between the Agreement and this Fifth Amendment shall be resolved in favor of this Fifth Amendment.

22.          This Fifth Amendment may be signed by the parties in different counterparts and the signature pages combined create a document binding on all parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Fifth Amendment as of the date first above written.

COMMON MEMBERS:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner

By:
Name: Jeffery V. Curry
Title: Chief Legal Officer

ST. CLAIR SQUARE GP, INC., an Illinois corporation

By:
Name: Jeffery V. Curry
Title: Chief Legal Officer

ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

By: Arbor Place GP, Inc., a Georgia corporation, its general partner

By:
Name: Jeffery V. Curry
Title: Chief Legal Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PREFERRED MEMBER:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

Exhibit A

CBL Projects

Projects Owned by CBL/TIAA JV

-    CoolSprings Galleria, Franklin, TN

-    Oak Park Mall, Overland Park, KS

-    Pearland Town Center, Pearland, TX

-    West County Mall, Des Peres, MO